$1,246,416,000
                              THE MONEY STORE INC.

                 The Money Store Trust Asset Backed Certificates
                                  Series 1998-B

                             UNDERWRITING AGREEMENT


                                                               August 7, 1998


First Union Capital Markets, a division
  of Wheat First Securities, Inc.
One First Union Center
301 South College Street, DC-8
Charlotte, North Carolina  28288-0600

Ladies and Gentlemen:

     The Money Store Inc., a New Jersey corporation (the "Company"), and each of the Originators listed on Annex A hereto (each an "Originator" and collectively, the "Originators") hereby confirm their agreement with First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Representative") on behalf of the several Underwriters listed on Annex B hereto (the "Underwriters"), with respect to the delivery by the Company, on behalf of the Originators, of certificates entitled "The Money Store Trust Asset Backed Certificates, Series 1998-B," Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8 and Class-AF-9 (collectively, the "Pool I Certificates"), Class AV (the "Pool II Certificates") and Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2 and Class BH (collectively, the "Pool III Certificates," and, together with the Pool I Certificates and the Pool II Certificates, the "Offered Certificates") to be issued pursuant to a Pooling and Servicing Agreement, to be dated as of July 31, 1998, (the "Pooling and Servicing Agreement"), among the Company, as Representative, Servicer and Claims Administrator, the Originators and The Bank of New York ("Bank of New York") as Co-Trustee and Norwest Bank Minnesota, National Association ("Norwest") as Co-Trustee (and, together with The Bank of New York, collectively, the "Co-Trustees"). The initial principal amount of each Class of Offered Certificates will be as set forth on Annex B hereto. The Offered Certificates represent beneficial interests in a trust fund (the "Trust Fund") that will consist at the Closing Time (as defined in Section 2 hereof) primarily of three sub-trusts, consisting of: one pool of one- to four-family ("single family") fixed rate first and second lien home equity mortgage loans (the "Pool I Home Equity Loans"); one pool of adjustable rate first lien single family home equity mortgage loans (the "Pool II Home Equity Loans"); and one pool of home improvement mortgage loans (the "Pool III Home Improvement Loans"), certain of which Pool III Home Improvement Loans (the "FHA Loans") are partially insured by the Federal Housing Administration of the United States Department of Housing and Urban Development under Title I of the National Housing Act of 1934, and certain related properties. The Pool I Home Equity Loans, Pool II Home Equity Loans and Pool III Home Improvement Loans are referred to herein collectively as the "Loans." Simultaneously with the issuance and delivery of the Offered Certificates as contemplated herein, the Company, on behalf of the Originators, will cause to be issued under the Pooling and Servicing Agreement certificates entitled "The Money Store Trust Asset Backed Certificates, Series 1998-B, Class R-1 and Class R-2" (the "Class R Certificates"), and "The Money Store Trust Asset Backed Certificates, Series 1998-B, Class X" (the "Class X Certificates" and, together with the Offered Certificates and Class R Certificates, the "Certificates"). The Certificates will evidence fractional interests in the Trust Fund. The Class R Certificates and Class X Certificates will be retained by the Company and/or its affiliates and are not being delivered to the Underwriters hereunder.

     On or prior to the date of issuance of the Certificates, the Company will obtain from MBIA Insurance Corporation ("MBIA") certificate guaranty insurance policies (the "MBIA Policies") on behalf of the Trustee for the benefit of the holders of the Pool I and Pool II Certificates. An election will be made to treat certain assets of the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

     Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     Prior to the delivery of the Offered Certificates by the Company, on behalf of the Originators, and the public offering thereof by the Underwriters, the Company and the Representative, as representative of the Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement shall be between the Company and the Representative, as representative of the Underwriters, and shall specify such applicable information as is indicated in, and be in substantially the form of, Exhibit A hereto. The offering of the Offered Certificates will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company and the Originators understand that the Underwriters propose to make a public offering of the Offered Certificates as soon as the Underwriters deem advisable after the Pricing Agreement has been executed and delivered.

          Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ORIGINATORS.

          (a) The Company and the Originators represent and warrant to each of the Underwriters as of the date hereof and, if the Pricing Agreement is executed on a date other than the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

               (i) The Company, on behalf of the Originators, has filed with the Securities and Exchange Commission (the "Commission") registration statement on Form S-3 (No. 333-32775) including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Offered Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and such registration statement, as amended, has become effective. Such registration statement, as amended, and the prospectus relating to the sale of the Offered Certificates constituting a part thereof as from time to time amended or supplemented (including any prospectus supplement (the "Prospectus Supplement") filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and any information incorporated therein by reference) are respectively referred to herein collectively as the "Registration Statement" and the "Prospectus." The conditions of Rule 415 under the 1933 Act have been satisfied with respect to the Company and the Registration Statement.

               (ii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Representative, as representative of the Underwriters, by the Company for use in connection with the offering of the Offered Certificates which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Representative, as representative of the Underwriters, for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus; and provided further, that neither the Company nor the Originators make any representations or warranties as to any information in any Computational Materials (as defined in Section 11 below) provided by any Underwriter to the Company pursuant to Section 11, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

               (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Originators and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which would have a material adverse effect on the ability of the Company and the Originators to perform their obligations under the Basic Documents (as defined below) and, in the case of the Company, the Indemnification Agreement (as defined below) and (B) there have been no transactions entered into by the Company or the Originators or any of their subsidiaries, other than those in the ordinary course of business, which would have a material adverse effect on the ability of the Company and the Originators to perform their obligations under this Agreement, the Pricing Agreement, the Pooling and Servicing Agreement and the Insurance Agreement dated as of August 1, 1998 among the Company, the Originators, the Custodian, the Co-Trustee for Pool I and Pool II and MBIA (the "Insurance Agreement") (this Agreement, the Pricing Agreement, the Pooling and Servicing Agreement, and the Insurance Agreement being herein referred to, collectively, as the "Basic Documents") and the Indemnification Agreement to be dated as of August 1, 1998 (the "Indemnification Agreement") among the Company, MBIA and the Underwriters.

               (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents and the Indemnification Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the Company's ability to perform its obligations under the Basic Documents and the Indemnification Agreement, or (B) the business, properties, financial position, operations or results of operations of the Company.

               (v) Each Originator has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents; and each Originator is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the Originator's ability to perform its obligations under the Basic Documents, or (B) the business, properties, financial position, operations or results of operations of the Originator.

               (vi) Any person who signed this Agreement on behalf of the Company or the Originators, was, as of the time of such signing and delivery, and is now duly elected or appointed, qualified and acting, and the Agreement, as so executed, is duly and validly authorized, executed, and constitutes the valid, legal and binding agreement of the Company and each Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (vii) Any person who signs the Indemnification Agreement on behalf of the Company, will be, as of the time of such signing and delivery, duly elected or appointed, qualified and acting, and the Indemnification Agreement, as so executed, will have been duly and validly authorized, and, when executed, will constitute the valid, legal and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (viii) The Pooling and Servicing Agreement and the Insurance Agreement have been duly and validly authorized by the Company and the Originators and, when executed and delivered by the Company and the Originators and duly and validly authorized, executed and delivered by the other parties thereto, will constitute, the valid and binding agreement of the Company and the Originators, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and the Pooling and Servicing Agreement and the MBIA Policies conform in all material respects to the statements relating thereto contained in the Prospectus.

               (ix) The Certificates have been duly and validly authorized by the Company and, when executed and delivered by the Company and authenticated by the Trustee as specified in the Pooling and Servicing Agreement and, in the case of the Offered Certificates, delivered to the Underwriters pursuant to this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement; and the Certificates conform in all material respects to all statements relating thereto contained in the Prospectus.

               (x) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions herein contemplated or in any other Basic Document and, in the case of the Company, the Indemnification Agreement, nor the execution and delivery by the Company and the Originators of the Basic Documents and, in the case of the Company, the Indemnification Agreement nor the fulfillment of the terms of the Certificates or each Basic Document and, in the case of the Company, the Indemnification Agreement will result in the breach of any term or provision of the charter or by-laws of the Company and the Originators, and the Company and the Originators are not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (A) any material obligation, agreement, covenant or condition contained in any material contract, indenture, loan agreement, note, lease or other material instrument to which the Company or the Originators are a party or by which it may be bound, or to which any of the property or assets of the Company or the Originators are subject, or (B) any law, decree, order, rule or regulation applicable to the Company and the Originators of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Company or the Originators or their properties, the default in or the breach or violation of which would have a material adverse effect on the Company or the Originators or the ability of the Company and the Originators to perform their obligations under the Basic Documents and, in the case of the Company, the Indemnification Agreement; and neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Certificates or the Basic Documents and, in the case of the Company, the Indemnification Agreement will result in such a breach, violation or default which would have such a material adverse effect.

               (xi) Except as described in the Prospectus, there is no action, suit or proceeding against or investigation of the Company or any Originator, now pending, or, to the knowledge of the Company and the Originators, threatened against the Company or any Originator, before any court, governmental agency or body (A) which is required to be disclosed in the Prospectus (other than as disclosed therein) or (B) (1) asserting the invalidity of any Basic Document, the Indemnification Agreement or the Certificates, (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Basic Documents, (3) which would materially and adversely affect the performance by the Company or any Originator of its obligations under the Basic Documents, or the validity or enforceability of any Basic Document or the Certificates and, in the case of the Company, the Indemnification Agreement or (4) seeking to adversely affect the federal income tax attributes of the Offered Certificates described in the Prospectus; all pending legal or governmental proceedings to which the Company or any Originator is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company's or any Originator's ability to perform its obligations under the Basic Documents and, in the case of the Company, the Indemnification Agreement.

               (xii) The Company and each of the Originators possess such licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or governmental bodies necessary to conduct the businesses now conducted by them (except where the failure to possess any such license, certificate, authority or permit would not materially and adversely affect the holders of the Offered Certificates) and neither the Company nor any of the Originators has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Company to perform its obligations under the Basic Documents and the Indemnification Agreement.

               (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance or sale of the Offered Certificates hereunder, except such as have been obtained or will be obtained prior to the Closing Date and except as may be required under state securities laws.

               (xiv) At the time of execution and delivery of the Pooling and Servicing Agreement by the Company, the Originators and the Co-Trustees, each Co-Trustee will have acquired good title on behalf of the Trust Fund to the related Loans for which it is serving as Co-Trustee, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and, upon delivery to the Underwriters of the Offered Certificates which they purchase, the Underwriters will have good and marketable title to such Offered Certificates free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (xv) The transfer of the Loans to the Trust Fund at Closing Time will be treated by the Company and the Originators for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

               (xvi) Each assignment of Mortgage required to be prepared pursuant to the Pooling and Servicing Agreement is based on forms recently utilized by the applicable Originator with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the applicable Originator's business. Upon execution each such assignment will be in recordable form, and it is reasonable to believe that it will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement.

               (xvii) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of the Basic Documents, the Indemnification Agreement and the Offered Certificates which have become due or will become due on or prior to Closing Time shall have been paid at or prior to Closing Time.

               (xviii) The Trust Fund is not required to be registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act").

          (b) Any certificate signed by any officer of the Company or any Originator and delivered to the Representative, as representative of the Underwriters, or counsel for the Underwriters shall be deemed a representation and warranty by the Company and such Originator as to the matters covered thereby.

          Section 2. DELIVERY TO THE UNDERWRITERS; CLOSING.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, on behalf of the Originators, agrees to sell to each Underwriter, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the Offered Certificates set forth opposite its name in Annex B hereto at the price set forth below. In the event that the pass-through rates for each Class of Offered Certificates have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed upon by the Representative, as representative of the Underwriters, and the Company.

          (b) Delivery of the Offered Certificates shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Underwriter and the Company, at 11:00 A.M., New York City time, on August 20, 1998, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, as representative of the Underwriters, and the Company (such time and date of payment and delivery being herein called "Closing Time").

          Each Class of Offered Certificates will initially be represented by one certificate registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") (the "DTC Certificates"). The interests of beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Offered Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement. The interest in the DTC Certificates to be purchased by the applicable Underwriter will be delivered by the Company to the applicable Underwriter (which delivery shall be made through the facilities of DTC) against payment of the purchase price therefor by a same day federal funds wire payable to the order of the Company, equal to 99.9975151% of the aggregate initial principal amount of the Offered Certificates plus accrued interest as set forth in the Prospectus Supplement.

          Section 3. COVENANTS OF THE COMPANY AND THE ORIGINATORS. The Company and the Originators covenant with each of the Underwriters as follows:

          (a) The Company will promptly notify the Representative, as representative of the Underwriters, and confirm the notice in writing, (i) of any amendment to the Registration Statement, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Representative, as representative of the Underwriters, notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Offered Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, will furnish the Representative, as representative of the Underwriters, with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and, unless required by law to do so, will not file any such amendment or supplement or use any such prospectus to which The Representative, as representative of the Underwriters, or counsel for the Underwriters shall reasonably object.

          (c) The Company will deliver to the Representative, as representative of the Underwriters, as many signed and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (in each case including exhibits filed therewith) as the Representative may reasonably request.

          (d) The Company will furnish to the Representative, as representative of the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Representative may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Representative, as representative of the Underwriters, a reasonable number of copies of such amendment or supplement.

          (f) The Company and the Originators will endeavor, in cooperation with the Representative, as representative of the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative, as representative of the Underwriters, may designate; provided, however, that neither the Company nor any Originator shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Offered Certificates have been so qualified, the Company and the Originators will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

          (g) So long as any Certificates shall be outstanding, the Company and the Originators will deliver to the Representative, as representative of the Underwriters, as promptly as practicable, such information concerning the Company, the Originators or the Certificates as the Representative may reasonably request from time to time.

          Section 4. PAYMENT OF EXPENSES. The Company and the Originators will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto (other than amendments relating to the filing of Computational Materials pursuant to
Section 11); (ii) the reproducing of the Basic Documents and the Indemnification Agreement; (iii) the preparation, printing, issuance and delivery of the certificates for the DTC Certificates to the Underwriters; (iv) the fees and disbursements of (A) the Company's counsel, (B) the Underwriters' counsel, (C) KPMG Peat Marwick, accountants for the Company and issuer of a comfort letter,
(D) Deloitte & Touche LLP, accountants for this transaction and issuer of a comfort letter, (E) the Co-Trustees and their respective counsel and (F) DTC in connection with the book-entry registration of the DTC Certificates [Euroclear/Cedel]; (v) the qualification of the Offered Certificates under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing (or other reproducing) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto; (vii) the fees charged by each of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies Inc. ("Standard & Poor's") and Fitch IBCA Inc. ("Fitch"), for rating the Offered Certificates; and (viii) the reproducing and delivery to the Underwriters of copies of the Blue Sky Survey.

          If this Agreement is terminated by the Representative, as representative of the Underwriters, in accordance with the provisions of Section 5 or Section 9(a)(i) (unless, in the case of Section 9(a)(i), such termination arises from a change or development involving a prospective change in or affecting the business or properties of MBIA), the Company and the Originators shall reimburse the Underwriters severally for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          Section 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject, in the Representative's sole discretion, to the accuracy of the representations and warranties of the Company and the Originators herein contained, to the performance by the Company and the Originators of their respective obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective and, at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. As of the Closing Time, the Prospectus shall have been filed with the Commission in accordance with Rule 424 of the 1933 Act Regulations.

          (b) At Closing Time, the Representative, as representative of the Underwriters, shall have received:

               (i) The favorable opinion, dated as of Closing Time, of Stroock & Stroock & Lavan LLP, counsel for the Company, and the Originators to the effect that:

                    (A) To the best of their knowledge and information, the Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (B) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial, numerical, statistical and quantitative information included or incorporated therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations thereunder.

                    (C) The information in the Prospectus under "Description of the Certificates" and "The Agreements" and the information in the Prospectus Supplement under "Description of the Agreement" and "Description of The Certificates," insofar as they constitute summaries of certain provisions of the Certificates, the Pooling and Servicing Agreement, the Insurance Agreement and the MBIA Policies, summarizes fairly such provisions.

                    (D) The information in the Prospectus under "Summary of Terms -- Federal Income Tax Consequences," "Summary of Terms -- ERISA Considerations," "Certain Legal Aspects of the Mortgage Loans," "Federal Income Tax Consequences," "ERISA Considerations" and "Risk Factors--The Status of the Mortgage Loans in the Event of Bankruptcy of The Representative or an Originator" and in the Prospectus Supplement under "Summary of Terms-- REMIC Election and Tax Status," "Summary of Terms--ERISA Considerations," "Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of federal, New York or California law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by them and is correct in all material respects.

                    (E) TMS Special Holdings, Inc. has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. TMS Mortgage Inc. is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, the States of California, Florida and New York.

                    (F) Assuming due authorization, execution and delivery by the other parties thereto (including but not limited to the Originators), the Pooling and Servicing Agreement, the Certificates, the Insurance Agreement, the Indemnification Agreement, the Pricing Agreement and this Agreement are legal, valid and binding agreements enforceable in accordance with their respective terms against the Company, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto,
          (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                    (G) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Pricing Agreement and the Indemnification Agreement or the offer, issuance, sale or delivery of the Certificates, or the consummation of any other transactions by the Company contemplated by this Agreement, the Insurance Agreement, the Pooling and Servicing Agreement, the Pricing Agreement and the Indemnification Agreement, except as may be required under the blue sky laws of any jurisdiction (as to which such counsel need not opine) and such other approvals as have been obtained.

                    (H) Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Pricing Agreement, the Indemnification Agreement and the Certificates, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) the terms of any material indenture or other material agreement or instrument of which counsel has knowledge to which the Company is a party or by which it is bound or to which it is subject or (b) any statute or order, rule, regulation, writ, injunction or decree of which counsel has knowledge of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

                    (I) The delivery of each Mortgage Note and Mortgage by an Originator as and in the manner contemplated by this Underwriting Agreement and the Pooling and Servicing Agreement is sufficient fully to transfer to the applicable Co-Trustee for the benefit of the Certificateholders all right, title and interest of the applicable Originator in and to each such Loan including, without limitation, the right to enforce each such Loan in accordance with its terms to the extent enforceable by the related Originator at the time of such delivery. With respect to the transfer of the Loans by the Originators, such counsel shall express no opinion as to (i) whether the laws of the State of New York would apply to the transfer of the related Mortgages or (ii) the effectiveness of the transfer of the Mortgages under the laws of the jurisdictions in which such Originators are located (other than Mortgages relating to Mortgaged Properties situated in California or New York) or in which the Mortgaged Properties are situated (other than Mortgaged Properties situated in California or New York) or the right of the applicable Co-Trustee to enforce such Mortgages.

                    (J) The Certificates, assuming due execution by the Company, due authorization by the Co-Trustees and delivery and payment therefore pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                    (K) Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC, the Offered Certificates and the Class X Certificates will constitute "regular interests" in REMIC I and the Class R-1 Certificates and the Class R-2 Certificates will each constitute a single class of "residual interests" in REMIC I and REMIC II, respectively, within the meaning of the REMIC Provisions. Assuming compliance with all provisions of the Pooling and Servicing Agreement, for New York State and City tax purposes, each of REMIC I and REMIC II will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of such assets. Accordingly, each of REMIC I and REMIC II will be exempt from all New York State and City taxation imposed upon its income, franchise or capital stock. Additionally, each of REMIC I and REMIC II will be exempt from all State of California taxation imposed upon its income, franchise or capital stock, other than the application of the annual minimum tax under
          Section 23153 of the California Revenue and Taxation Code.

                    (L) An Offered Certificate owned by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will be considered in its entirety to represent an interest in qualified assets within the meaning of Section 7701(a)(19)(C)(xi) of the Code so long as at least 95% of the REMIC I's assets consist of assets described in Section 7701(a)(19)(C)(i) through (x) of the Code. If less than 95% of the REMIC I's assets consist of such items, an Offered Certificate will be considered qualified assets in the same proportion as the REMIC I's assets which are such items. An Offered Certificate owned by a real estate investment trust will be considered in its entirety an interest in "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered in its entirety "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in both cases so long as at least 95% of the REMIC I's assets are "real estate assets" as defined in Section 856(c)(3)(B) of the Code. If less than 95% of the REMIC I's assets are "real estate assets," an Offered Certificate will be considered "real estate assets" and the interest thereon will be considered "interest on obligations secured by mortgages on real property" in the same proportion as the REMIC I's assets which are "real estate assets." An Offered Certificate will not be considered "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code. An Offered Certificate held by another REMIC will be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, assuming it is transferred to the REMIC on its startup day in exchange for regular or residual interests in such REMIC.

                    (M) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

          In rendering such opinion, Stroock & Stroock & Lavan LLP may rely on certificates of responsible officers of the Company, the Co-Trustees and public officials or, as to matters of law other than New York, California or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you and upon which you may rely).

               (ii) The favorable opinion, dated as of Closing Time, of Sills Cummis Zuckerman Radin Taschman Epstein & Gross, P.A., special New Jersey counsel for the Company and TMS Mortgage Inc. (one of the Originators), in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (A) The Company has been duly organized and is validly existing and is in good standing under the laws of the State of New Jersey. TMS Mortgage Inc. has been duly organized under the laws of its jurisdiction of incorporation and is qualified to transact business in New Jersey.

                    (B) Each of the Company and TMS Mortgage Inc. has the power to engage in the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and, in the case of the Company, the Pricing Agreement, the Indemnification Agreement and the Certificates, and has all requisite power, authority and legal right to execute and deliver this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, and, in the case of the Company, the Pricing Agreement, the Indemnification Agreement and the Certificates (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments.

                    (C) This Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Pricing Agreement, the Indemnification Agreement and the Certificates each have been duly authorized, executed and delivered by the Company and this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement each have been duly authorized, executed and delivered by TMS Mortgage Inc.

                    (D) Neither the transfer of the Loans to the Trust Fund, the consummation of the transactions contemplated by, nor the fulfillment of the terms of, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, or in the case of the Company, the Pricing Agreement, the Indemnification Agreement and the Certificates, (A) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the Certificates of Incorporation or Bylaws of the Company or TMS Mortgage Inc., or (B) any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company or TMS Mortgage Inc. is subject or to which it is bound.

                    (E) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company and TMS Mortgage Inc. of, or compliance by the Company and TMS Mortgage Inc. with, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or, in the case of the Company, the Pricing Agreement, the Indemnification Agreement or the Certificates, or the consummation of the transactions contemplated therein, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained.

                    (F) The delivery by TMS Mortgage Inc. of each Mortgage Note and Mortgage secured by real property located in New Jersey as and in the manner contemplated by the Pooling and Servicing Agreement is sufficient fully to transfer to the applicable Co-Trustee (or, with respect to the Pool III Home Improvement Loans, the Co-Trustee) for the benefit of the Certificateholders all right, title and interest of TMS Mortgage Inc. in and to each such Loan including, without limitation, the right to enforce each such Loan in accordance with its terms to the extent enforceable by TMS Mortgage Inc. at the time of such delivery.

               (iii) The favorable opinion, dated as of Closing Time, of Bruce Hurwitz, Senior Corporate Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that, except as set forth in the Prospectus Supplement, there is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge, threatened against the Company or any Originator which, in such counsel's judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operation, financial condition, properties or assets of the Company or an Originator or in any material impairment of the right or ability of the Company or any Originator to carry on its business substantially as now conducted or result in any material liability on the part of the Company or any Originator or which would draw into question the validity of this Agreement, the Pricing Agreement, the Certificates, the Insurance Agreement, the Indemnification Agreement or the Pooling and Servicing Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company or any Originator to perform under the terms of this Agreement, the Insurance Agreement or the Pooling and Servicing Agreement, or in the case of the Company, the Pricing Agreement, the Indemnification Agreement or the Certificates.

               (iv) The favorable opinion, dated as of Closing Time, of Kutak Rock, counsel for MBIA, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (A) MBIA is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. MBIA is validly licensed and authorized to issue the MBIA Policies and perform its obligations under the MBIA Policies in accordance with the terms thereof, under the laws of the State of New York.

                    (B) The execution and delivery by MBIA of the MBIA Policies, the Insurance Agreement and the Indemnification Agreement are within the corporate power of MBIA and have been authorized by all necessary corporate action on the part of MBIA; the MBIA Policies have been duly executed and are the valid and binding obligations of MBIA enforceable in accordance with its terms, except that the enforcement of the MBIA Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

                    (C) MBIA is authorized to deliver the Insurance Agreement and the Indemnification Agreement, and the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of MBIA enforceable in accordance with their respective terms except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy considerations relating to indemnification for securities law violations.

                    (D) No consent, approval, authorization or order of any state or federal court or govern-mental agency or body is required on the part of MBIA, the lack of which would adversely affect the validity or enforceability of the MBIA Policies; to the extent required by applicable legal requirements that would adversely affect the validity or enforceability of the MBIA Policies, the form of the MBIA Policies has been filed with, and approved by, all governmental authorities having jurisdiction over MBIA in connection with such MBIA Policies.

                    (E) To the extent the MBIA Policies constitute securities within the meaning of Section 2(l) of the Securities Act of 1933, as amended (the "Act"), it is a security that is exempt from the registration requirements of the Act.

                    (F) The information set forth under the caption "MBIA Policies and MBIA" in the Prospectus Supplement, relating to the offer and sale of the Class A Certificates, to the Prospectus forming a part of the Registration Statement on Form S-3 (No. 333-32775) filed by the Company with the Securities and Exchange Commission and declared effective on September 11, 1997, insofar as such statements constitute a description of the MBIA Policies, accurately summarizes the MBIA Policies.

          In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Co-Trustees, MBIA and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the MBIA.

               (v) The favorable opinion, dated as of Closing Time, of Emmet, Marvin & Marvin, counsel for The Bank of New York, in form and substance satisfactory to counsel for the Underwriters.

               (vi) The favorable opinion, dated as of the Closing Time, of counsel for Norwest, in form and scope satisfactory to counsel to the Underwriters, which may include, among other items, opinions to the effect that:

                    (A) Norwest has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America.

                    (B) Norwest has duly authorized, executed and delivered the Pooling and Servicing Agreement, which constitutes the legal, valid and binding agreement of Norwest, enforceable against Norwest in accordance with its terms, subject, as to enforcement of remedies, to
          (A) applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally, and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (C) Upon the execution, authentication and delivery of the Certificates by Norwest on the Closing Date, the Certificates will have been duly issued on behalf of the Trust Fund.

                    (D) The execution and delivery by Norwest of the Pooling and Servicing Agreement and the performance by Norwest of its obligations thereunder, including the execution and authentication of the Certificates, do not conflict with or result in a violation of the certificate of incorporation or bylaws of Norwest or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Norwest or any of its properties or assets.

                    (E) Norwest has full power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder.

                    (F) There are no actions, proceedings or investigations pending or threatened against or affecting Norwest before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to Norwest, would materially and adversely affect the ability of Norwest to carry out the transactions contemplated in the Pooling and Servicing Agreement.

                    (G) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by Norwest of the Pooling and Servicing Agreement.

               (vii) The favorable opinion, dated as of the Closing Time, of counsel for First Union National Bank, Trust Department as the the Custodian, in form and substance satisfactory to counsel for the Underwriters.

               (viii) The favorable opinion, dated as of the Closing Time, of Dorsey & Whitney LLP, counsel for Norwest in Minnesota, in form and substance satisfactory to counsel for the Underwriters, regarding Norwest's perfected security interest in the Pool III Mortgage Loans.

               (ix) In giving its opinion required by subsection (b)(i) of this Section, Stroock & Stroock & Lavan LLP shall additionally state that nothing has come to its attention that has caused it to believe that the Registration Statement, as of the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Representative, as representative of the Underwriters, by the Company for use in connection with the offering of the Offered Certificates which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Representative, as representative of the Underwriters, for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial, numerical, statistical and quantitative information contained therein, the information under the heading "The MBIA Policies and MBIA" therein, and the information in the Exhibits thereto, as to which such counsel need express no view).

          (c) At Closing Time, the Representative, as representative of the Underwriters, shall have received from Stroock & Stroock & Lavan LLP, a letter, dated as of Closing Time, authorizing the Representative, as representative of the Underwriters, to rely upon each opinion delivered by Stroock & Stroock & Lavan LLP to each of Moody's, Standard & Poor's and Fitch in connection with the issuance of the Certificates as though each such opinion was addressed to the Representative, as representative of the Underwriters, and attaching a copy of each such opinion.

          (d) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Originators and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate signed by one or more duly authorized officers of the Company and the Originators, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time; (iii) the Company and the Originators have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (e) At or before the time of printing of the Prospectus Supplement, the Representative, as representative of the Underwriters, shall have received from KPMG Peat Marwick a letter dated as of Closing Time and in form and substance satisfactory to the Representative, as representative of the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to (i) certain amounts, percentages and financial information relating to the Company's servicing portfolio which are included in the Prospectus and which are specified by the Representative, as representative of the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Originators identified in such letter and (ii) the information contained in the weighted average life tables contained in the Prospectus under the caption "Maturity, Prepayment and Yield Considerations" and have found such information to be in agreement with the corresponding information as computed by KPMG Peat Marwick.

          Notwithstanding the foregoing, if the letter delivered by KPMG Peat Marwick at Closing Time does not cover the information set forth in subclause
(iii), the Company shall cause KPMG Peat Marwick to deliver to the Representative, as representative of the Underwriters, an additional letter covering such information within 5 business days of the Closing Time.

          (f) At Closing Time, the Representative, as representative of the Underwriters, shall have received from each of the Co-Trustees, the Custodian or the FHA Custodian a certificate signed by one or more duly authorized officers of the respective party, dated as of Closing Time, as to its due acceptance of the Pooling and Servicing Agreement and the due authentication of the Certificates by the Co-Trustees and such other matters as the Representative, as representative of the Underwriters, shall request.

          (g) At Closing Time, the Representative, as representative of the Underwriters, shall have received a certificate signed by one or more duly authorized officers of MBIA, dated as of Closing Time, to the effect that the information contained under the caption "The MBIA Policies and MBIA" in the Prospectus and the information incorporated by reference therein is true and accurate in all material respects and such other matters as the Representative, as representative of the Underwriters, shall request.

          (h) At Closing Time, the Representative, as representative of the Underwriters, shall have received a certificate signed by one or more duly authorized officers of the Company and the Originators, dated as of Closing Time to the effect that:

               (i) the representations and warranties of the Company and the Originators in the Pooling and Servicing Agreement are true and correct in all material respects at and on the Closing Date, with the same effect as if made on the Closing Date;

               (ii) the Company and the Originators have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in connection with the sale and delivery of the Certificates;

               (iii) all statements and information contained in the Prospectus Supplement under the captions "The Representative and the Originators" and "The Loans" and in the Prospectus under the captions "The Representative and the Originators" and "Lending Programs" are true and accurate in all material respects and nothing has come to such officer's attention that would lead him to believe that any of the specified sections contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information therein, in the light of the circumstances under which they were made, not misleading;

               (iv) the information set forth in the Schedule of Loans required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects and the Loans actually being delivered at Closing Time conform in all material respects to the Pool information set forth in the Prospectus Supplement;

               (v) the copies of the Charter and By-laws of the Company and the Originators attached to such certificate are true and correct and, are in full force and effect on the date thereof;

               (vi) except as may otherwise be disclosed in the Prospectus, there are no actions, suits or proceedings pending (nor, to the best knowledge of such officers, are any actions, suits or proceedings threatened), against or affecting the Company or any Originator which if adversely determined, individually or in the aggregate, would adversely affect the Company's or such Originator's obligations under the Pooling and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement, the Pricing Agreement or this Agreement;

               (vii) each person who, as an officer or representative of the Company or of any Originator, signed (a) this Agreement, (b) the Pooling and Servicing Agreement, (c) the Certificates issued thereunder, (d) the Insurance Agreement, (e) the Indemnification Agreement or (f) any other document delivered prior hereto or on the date hereof in connection with the purchase described in this Agreement and the Pooling and Servicing Agreement, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative;

               (viii) a certified true copy of the resolutions of the board of directors of the Company and the Originators with respect to the sale of the Offered Certificates subject to this Agreement and the Pooling and Servicing Agreement, which resolutions have not been amended and remain in full force and effect;

               (ix) all payments received with respect to the Loans after the Cut-Off Date have been deposited in the Principal and Interest Account, and are, as of the Closing Date, in the Principal and Interest Account;

               (x) the Company has complied, and has ensured that the Originators have complied, with all the agreements and satisfied, and has ensured that the Originators have satisfied, all the conditions on its, and the Originators', part to be performed or satisfied in connection with the issuance, sale and delivery of the Loans and the Certificates;

               (xi) all statements contained in the Prospectus with respect to the Company and the Originators are true and accurate in all material respects and nothing has come to such officer's attention that would lead such officer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact; and

               (xii) each Mortgage assignment will be prepared based on forms recently utilized by the Company with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the Company's business. Based on the Company's experience with such matters, the Company reasonably believes that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement.

          (i) At Closing Time, each Class of the Offered Certificates shall have been rated as follows by Moody's, Standard & Poor's and Fitch:

                                     RATING

      CLASS               S&P                    MOODY'S               FITCH
      -----               ---                    -------               -----
      AF-1                AAA                     Aaa                   --
      AF-2                AAA                     Aaa                   --
      AF-3                AAA                     Aaa                   --
      AF-4                AAA                     Aaa                   --
      AF-5                AAA                     Aaa                   --
      AF-6                AAA                     Aaa                   --
      AF-7                AAA                     Aaa                   --
      AF-8                AAA                     Aaa                   --
      AF-9                AAA                     Aaa                   --
      AV                  AAA                     Aaa                   --
      AH-1                AAA                     --                    AAA
      AH-2                AAA                     --                    AAA
      AH-3                AAA                     --                    AAA
      AH-4                AAA                     --                    AAA
      AH-5                AAA                     --                    AAA
      AH-6                AAA                     --                    AAA
      MH-1                AA                      --                    AA+
      MH-2                A                       --                    A
      BH                  BBB                     --                    BBB


          (j) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and delivery of the Offered Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Certificates as herein contemplated shall be satisfactory in form and substance to the Representative, as representative of the Underwriters, and counsel for the Underwriters.

          (k) On or before the Closing Time the Company shall have delivered to the Representative confirmation from the Federal Housing Administration (the "FHA") that the FHA insurance reserves relating to the FHA Loans have been or will be transferred to the First Union Trust Company, National Association, as FHA Custodian.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative, as representative to the Underwriters, by notice to the Company at any time at or prior to Closing time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 6. INDEMNIFICATION.

          (a) The Company and the Originators jointly and severally agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission described in clause
     (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information referred to in clauses (x), (y) and
(z) of the immediately following paragraph; provided, further, such indemnity with respect to the Prospectus or any preliminary prospectus shall not inure to the benefit of any Underwriter (or person controlling such Underwriter) from whom the person suffering any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus.

          (b) Each Underwriter agrees to indemnify and hold harmless the Company and the Originators, their directors, each of the Company's and Originator's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, contained in (x) the second sentence of the [first] paragraph on the third page which is located on the inside cover (discussing the risk of a lack of secondary trading) of the Prospectus, (y) the second paragraph under the heading "Underwriting" in the Prospectus Supplement (or any amendment or supplement thereto) and (z) any Computational Materials prepared by such Underwriter, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The parties hereto agree that no Underwriter shall be under any liability to the Company, the Originators or any other person identified in this paragraph (b) for Computational Materials prepared by any other Underwriter.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than under this Section
6. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses other than the reasonable costs of investigation subsequently incurred in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Originators jointly and severally, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Originators jointly and severally, on the one hand, and the Underwriters, on the other hand, as incurred, in such proportions that each Underwriter is responsible for that portion represented by the difference between the purchase price paid by such Underwriter allocated to the principal amount of Offered Certificates set forth next to each Underwriter's name on Annex B hereto and the price at which such Underwriter sold such Offered Certificates to the public (or, with respect to Computational Materials furnished by an Underwriter (except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter), the excess of the principal amount of Offered Certificates set forth next to such Underwriter's name on Annex B hereto over the difference between the purchase price paid by such Underwriter for such Offered Certificates and the price at which such Offered Certificates were sold to the public), and the Company and the Originators shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates set forth next to the name of such Underwriter on Annex B hereto were offered to the public exceeds the amount of any damages such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter and each respective director of the Company and the Originators, each officer of the Company and the Originators who signed the Registration Statement, and each respective person, if any, who controls the Company and the Originators within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Originators.

          Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company and the Originators submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Underwriters or any controlling person thereof, or by or on behalf of the Company and the Originators, and shall survive delivery of the Offered Certificates to the Underwriter.

          Section 9. TERMINATION OF AGREEMENT.

          (a) The Representative, as representative of the Underwriters, may terminate this Agreement, by notice to the Company and the Originators, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus, any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company and the Originators considered as one entity or MBIA which, in the reasonable judgment of the Representative, as representative of the Underwriters, materially impairs the investment quality of any of the Offered Certificates; (ii) if there has occurred any downgrading in the rating of the debt securities of MBIA by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) which, in the reasonable judgment of the Representative, as representative of the Underwriters, materially impairs the investment quality or marketability of any of the Offered Certificates or if any debt security of MBIA has been put on the "watch list" of any such rating organization with negative implications; (iii) if there has occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or by any governmental authority;
(iv) if any banking moratorium has been declared by Federal or New York authorities; or (v) if there has occurred any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Representative, as representative of the Underwriter, the effects of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Certificates.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 10. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail at Closing Time to purchase the Offered Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Certificates upon the terms herein set forth; if, however, the Non-Defaulting Underwriters shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriters.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 11. COMPUTATIONAL MATERIALS. (a) It is understood that any Underwriter may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Offered Certificates, subject to the following conditions:

               (i) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

               (ii) As used herein, "Computational Materials" and the term "ABS Term Sheets" shall have the meanings given such terms in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

               (iii) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 11(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

               (iv) If an Underwriter does not provide any Computational Materials to the Company pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

               (v) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (a)(iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 11(b) to file the Computational Materials by the time specified therein.

               (vi) The Company shall file the Computational Materials (if any) provided to it by each Underwriter under Section 11(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 10:00 a.m. on the date required pursuant to the Kidder/PSA Letters.

          Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to First Union Capital Markets, as representative of the Underwriters, One First Union TW-8, Charlotte, North Carolina 28288,
Attention: Patrick J. Tadie (Fax: (704) 383-6382); and notices to the Company or any Originator shall be directed to it at 707 3rd Street, West Sacramento, California 95605, Attention: Executive Vice President (Fax: 916-617-2690).

          Section 13. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Originators and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Originators and their respective successors and the controlling persons and officers and directors referred to in Section 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Originators and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase. The Company and the Originators shall be jointly and severally liable for all obligations incurred under this Agreement and the Pricing Agreement.

          Section 14. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York time.

          Section 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms.



                                      Very truly yours,



                                      THE MONEY STORE INC.



                                      By: /S/ MICHAEL H. BENOFF
                                          Name:  Michael H. Benoff
                                          Title: Executive Vice President



                                      THE ORIGINATORS LISTED ON
                                      ANNEX A HERETO



                                      By: /S/ MICHAEL H. BENOFF
                                          Name:  Michael H. Benoff
                                          Title: Senior Vice President

CONFIRMED AND ACCEPTED, as of
the date first above written:


FIRST UNION CAPITAL MARKETS, a division
of Wheat First Securities, Inc.


By:  /S/ CURTIS Y. ARLEDGE
      Name:  Curtis Y. Arledge
      Title: Managing Director


Acting on behalf of themselves
and as the representative of
the Underwriters of the Offered
Certificates

                                                                         ANNEX A

                                 THE ORIGINATORS

                         The Money Store/Minnesota Inc.
                            The Money Store/D.C. Inc.
                          The Money Store/Kentucky Inc.
                        The Money Store Home Equity Corp.
                                TMS Mortgage Inc.

                                     ANNEX B

                       FIRST
                    UNION CAPITAL
                     MARKETS, A
                    DIVISION OF     PRUDENTIAL                         MORGAN
                    WHEAT FIRST     SECURITIES         LEHMAN         STANLEY &          SALOMON       BEAR STEARNS
                    SECURITIES      INCORPORATED     BROTHERS INC.  CO. INCORPORATED   BROTHERS INC.     & CO. INC.     TOTAL
------------------------------------------------------------------------------------------------------------------------------------
POOL I CERTIFICATES

Class AF-1          $35,200,000     $26,400,000          -                  -           $26,400,000          -         $88,000,000
Class AF-2          $26,000,000     $19,500,000          -                  -           $19,500,000          -         $65,000,000
Class AF-3          $52,800,000     $39,600,000          -                  -           $39,600,000          -        $132,000,000
Class AF-4          $20,000,000     $15,000,000          -                  -           $15,000,000          -         $50,000,000
Class AF-5          $14,000,000     $10,500,000          -                  -           $10,500,000          -         $35,000,000
Class AF-6          $19,200,000     $14,400,000          -                  -           $14,400,000          -         $48,000,000
Class AF-7          $20,969,000     $16,000,000          -                  -           $16,000,000          -         $52,969,000
Class AF-8          $11,600,000      $8,700,000          -                  -           $8,700,000           -         $29,000,000
Class AF-9           $9,329,000      $7,000,000          -                  -           $7,000,000           -         $23,329,000

POOL II CERTIFICATES
Class AV           $210,381,000                                        $157,000,000                     $157,000,000  $524,381,000

POOL III CERTIFICATES
Class AH-1          $39,113,000          -          $39,113,000          -                -               -        $78,226,000
Class AH-2           $7,043,000           -          $7,043,000           -                -               -        $14,086,000
Class AH-3          $12,679,000          -          $12,679,000          -                -               -        $25,358,000
Class AH-4           $5,672,500           -          $5,672,500           -                -               -        $11,345,000
Class AH-5           $4,735,000           -          $4,735,000           -                -               -        $9,470,000
Class AH-6           $6,501,000           -          $6,501,000           -                -               -        $13,002,000
Class MH-1           $7,949,500           -          $7,949,500           -                -               -        $15,899,000
Class MH-2           $7,477,500           -          $7,477,500           -                -               -        $14,955,000
Class BH             $8,198,000           -          $8,198,000           -                -               -        $16,396,000
                 ===================================================================================================================
Total              $518,847,500    $157,100,0000    $99,368,500     $157,100,000    $157,100,000     $157,000,000  $1,246,416,000

                                    EXHIBIT A

                                 $1,246,416,000
                              THE MONEY STORE INC.
                The Money Store Trust Asset Backed Certificates,
                                  Series 1998-B
                                PRICING AGREEMENT
                                August ___, 1998


First Union Capital Markets, a division
  of Wheat First Securities, Inc.
One First Union Center
301 South College Street, DC-8
Charlotte, North Carolina  28288-0600

     Reference is made to the Underwriting Agreement, dated August 7, 1998 (the "Underwriting Agreement"), relating to $1,246,416,000 aggregate principal amount of The Money Store Trust Asset Backed Certificates, Series 1998-B, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9 (collectively, the "Pool I Certificates"), Class AV (the "Pool II Certificates"), Class AH-1, Class AH-2, Class AH-3, Class AH-4, Class AH-5, Class AH-6, Class MH-1, Class MH-2, and Class BH (collectively, the "Pool III Certificates," and together with the Pool I Certificates and the Pool II Certificates, the "Offered Certificates"). Pursuant to the Underwriting Agreement, The Money Store Inc. (the "Company") agrees with First Union Capital Markets, a division of Wheat First Securities, Inc., as representative of the Underwriters, that the Initial Class Certificate Balance and the Pass-Through Rates, shall be as follows:

                                                                    to Exhibit A

                       Initial Class                  Pass-
                        Certificate                  Through
       CLASS              BALANCE                     RATE(1)
       -----            --------                      ------
Class AF-1              $88,000,000                    6.290%
Class AF-2              $65,000,000                    6.115%
Class AF-3             $132,000,000                    6.040%
Class AF-4              $50,000,000                    6.115%
Class AF-5              $35,000,000                    6.225%
Class AF-6              $48,000,000                    6.315%
Class AF-7              $52,969,000                    6.650%
Class AF-8              $29,000,000                    6.110%
Class AF-9              $23,329,000                    6.335%

Class AV               $524,381,000                      (2)

Class AH-1              $78,226,000                    6.145%
Class AH-2              $14,086,000                    6.000%
Class AH-3              $25,358,000                    6.070%
Class AH-4              $11,345,000                    6.175%
Class AH-5               $9,470,000                    6.325%
Class AH-6              $13,002,000                    6.550%
Class MH-1              $15,899,000                    6.550%
Class MH-2              $14,955,000                    7.060%
Class BH                $16,396,000                    7.895%
Total                $1,246,416,000


     The Offered Certificates will be offered by the Underwriters to the public from time to time, in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.

--------

(1) Interest will accrue at the applicable Pass-Through Rate from August 1, 1998 for each Class of Pool I and Pool III Certificates and from August 15, 1998 for the Class AV Certificates.

(2) The Pass-Through Rate for the Class AV Certificates will adjust on one-month LIBOR, as described in the Prospectus Supplement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       THE MONEY STORE INC.


                                       By:
                                           Name:  Michael H. Benoff
                                           Title:    Executive Vice President



                                       THE ORIGINATORS LISTED ON
                                       ANNEX A HERETO


                                       By:
                                          Name:  Michael H. Benoff
                                          Title:    Senior Vice President

CONFIRMED AND ACCEPTED, as of
the date first above written:


FIRST UNION CAPITAL MARKETS, a division
of Wheat First Securities, Inc.


By:  ______________________________
      Name:
      Title:


Acting on behalf of themselves
and as the representative of
the Underwriters of the Offered
Certificates.